                                                                  EXHIBIT 10.29


                        SEVERANCE COMPENSATION AGREEMENT


     SEVERANCE COMPENSATION AGREEMENT dated as of __________, between DSC COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company) and _______________ (the "Executive").

     WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company; and

     WHEREAS, the Company's Board of Directors has determined that it is in the best interest of the Company and its stockholders to enter into this Severance Compensation Agreement (the "Agreement");

     NOW THEREFORE, this Agreement sets forth the severance compensation which the Company agrees it will pay the Executive if the Executive's employment with the Company terminates under certain circumstances described herein following a Change of Control of the Company (as defined herein).

1.   TERM.

     This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest to occur of (i) the termination of Executive's employment for any reason prior to a Change in Control; (ii) two years after the date of a Change in Control of the Company if the Executive has not terminated his employment for Good Reason (as defined herein) as of such time; and (iii) _______________.

2.   CHANGE IN CONTROL.

     For the purpose of this Agreement, a "Change of Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion provision), (b) any acquisition by the Company (excluding any acquisition by any successor of the Company), (c) any acquisition by an employee benefit plan (or related trust) sponsored by or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the condition described in clauses (a), (b), and (c) of subsection (iii) of this Section 2 are satisfied; or

           (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

           (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the resulting corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the resulting corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization merger or consolidation; or

           (iv) (a) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (b) the first to occur of
      (1) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (2) the approval by the stockholders of the Company of any such sale or disposition, other than, in each case, any such sale or disposition to a corporation, with respect to which immediately thereafter, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the transferee corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the transferee corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such transferee corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent

      (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such transferee corporation and the combined voting power of the then outstanding voting securities of such transferee corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such transferee corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition of assets of the Company.

3.   TERMINATION FOLLOWING A CHANGE IN CONTROL.

     (a) At any time following a Change in Control of the Company, the Executive shall be entitled to the compensation provided in Section 5 upon the occurrence of either of the following:

           (i) the termination by the Company of the Executive's employment with the Company unless such termination is as a result of (w) the Executive's Retirement (as defined in Section 3(c) below); (x) the Executive's death; (y) the Executive's Disability (as defined in Section 3(b) below); or (z) the Executive's termination by the Company for Cause (as defined in Section 3(d) below); or

           (ii) the termination by the Executive of the Executive's employment with the Company for Good Reason (as defined in Section 3(e) below).

     (b) Disability. The term "Disability" as used in this Agreement shall mean the Executive's absence from his duties with the Company for a period of six months, as a result of the Executive's incapacity due to physical or mental illness.

     (c) Retirement. The term "Retirement" as used in this Agreement shall mean termination by the Company or the Executive of the Executive's employment based on the Executive's having reached age 65 or such other age as shall have been fixed in any arrangement established pursuant to this Agreement with the Executive's consent with respect to the Executive.

     (d) Cause For purposes of this Agreement, the Company's termination of the Executive's employment with the Company shall be considered for "Cause" if it results from and of the following:

           (i) the continuing and material failure by the Executive to fulfill his employment obligations or willful misconduct or gross neglect in the performance of such duties,

           (ii) the Executive's committing fraud, embezzlement or misappropriation in the performance of his duties as an employee of the Company, or

           (iii) The Executive's committing any felony for which he is convicted and which, as determined in good faith by the Board of Directors of the Company, constitutes a crime involving moral turpitude and may result in material harm to the Company.

     (e) Good Reason. The Executive may terminate the Executive's employment for Good Reason at any time following a Change in Control. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's express written consent):

           (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities or status with the Company immediately prior to a Change in Control of the Company, or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Executive's death or by the Executive other than for Good Reason;

           (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the terms of this Agreement;

           (iii) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's Employee Stock Purchase Plan, Employee Thrift Plan, DSC Communications Corporation Employee Stock Ownership Plan and life insurance, medical, dental, accident and disability plans) in which the Executive is participating at the time of a Change in Control of the Company, or any other plan or arrangement providing the Executive with benefits that are no less favorable, (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive or any material fringe benefit or perquisite of office enjoyed by the Executive at the time a Change in Control of the Company;

           (iv) any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, the Company's bonus and contingent bonus arrangements, including the supplemental compensation policy of the Company, and credits and the right to receive performance awards and similar incentive compensation benefits) in which the Executive is participating at the time of a Change in Control of the Company, or any other plans or arrangements providing him with substantially similar benefits, (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than 10 percentage points in any fiscal year as compared to the average of the two highest of the three immediately preceding fiscal years;

           (v) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's 1979 Stock Option Plan, 1981 Stock Option Plan, 1984 Stock Option Plan, 1988 Stock Option Plan, 1993 Stock Option and Securities Award Plan, and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof in which the Executive is participating at the time of a Change in Control of the Company, or any other plan or arrangement providing him with substantially similar benefits, (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan;

           (vi) a relocation of the Company's principal executive offices to a location more than fifty (50) miles from the location of the principal executive offices prior to a Change in Control of the Company, or the Executive's relocation to any place more than fifty (50) miles from the location at which the Executive performed the Executive's duties prior to a Change in Control of the Company, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company;

           (vii) any failure by the Company to provide the Executive with at least fifty percent (50%) of the number of annual paid vacation days to which the Executive is entitled at the time a Change in Control of the Company occurs;

           (viii) any material breach by the Company of any provision of this Agreement;

           (ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

           (x) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(f), and for purposes of this Agreement, no such purported termination shall be effective.

     For purposes of this subsection (e), an isolated, immaterial, and inadvertent action not taken in bad faith by the Company in violation of paragraph (ii), (iii), (iv), (v) or (vii) of this subsection that is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not be considered Good Reason for the Executive's termination of employment with the Company. In the event the Executive terminates his employment for Good Reason hereunder, then notwithstanding that the Executive may also retire for purposes of the Benefit Plans, Incentive Plans or Securities Plans, the Executive shall be deemed to have terminated his employment for Good Reason for purposes of this Agreement.

     (f) Notice of Termination. Any termination of the Executive by the Company pursuant to Section 3(b), 3(c) or 3(d) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

     (g) Date of Termination. "Date of Termination" shall mean (i) if this Agreement is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period) or (ii) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given; provided, however that if within 30 days after any Notice of termination is given to the Executive by the Company, the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

4. TERMINATION UPON DISABILITY. In the event of the termination of the Executive's employment with the Company by the Company or by the Executive for Disability, the Executive shall be entitled to continue to receive payment of his annual base salary, at the then current rate, for a period of two years following such termination in accordance with the ordinary payroll practices of the Company, reduced by (i) the amount of any salary replacement payments made to Executive under a disability plan of the Company which is provided at no cost to the Executive and (ii) any social security or other governmental disability benefits received by the Executive.

5.   SEVERANCE COMPENSATION
     UPON TERMINATION OF EMPLOYMENT.

     If the Company shall terminate the Executive's employment other than as a result of (i) the Executive's Retirement; (ii) the Executive's death; (iii) the Executive's Disability; or (iv) the Executive's termination by the Company for Cause, or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive as severance pay in a lump sum, in cash, on the fifth day following the Date of Termination, an amount equal to three times the Executive's "base amount" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) determined with respect to a base period ending on the last day of the last fiscal year prior to such Date of Termination; provided, however, that in no event shall the amount of such payment be less than three times Executive's annual base salary at the higher of the rate in effect (i) immediately prior to the Date of Termination or (ii) on the date six months prior to the Date of Termination.

6.   1994 LONG-TERM INCENTIVE PLAN.

     For purposes of the DSC Communications Corporation 1994 Long-Term Incentive Compensation Plan and the definitions of "Disability" and "Termination Without Cause" therein, this Agreement shall constitute Executive's Employment Agreement.

7.   EXCISE TAXES.

     If the payments made pursuant to paragraph 5 of this Agreement, when aggregated with any other payments made to Executive, would result in the imposition of an excise tax under Section 4999 of the Code, the Company shall pay to the Executive, in addition to amounts otherwise payable under this Agreement, an amount sufficient, after federal and state income taxes, to pay the excise tax so payable and all directly related interest and penalties such that the net amount to the Executive would be the same as if no excise tax had been imposed. Upon such time as Executive determines that the Company shall owe Executive money for the payment of excise taxes pursuant to this Section 7, Executive shall deliver to the Company a completed form of Executive's federal or state tax return, as applicable, in the form in which it will be filed. The Company shall, within five days of receiving such tax return, pay to Executive the amount of any excise tax to be paid by Executive as shown on such Executive's tax return.

8.   NO OBLIGATION TO MITIGATE DAMAGES;
     NO EFFECT ON OTHER CONTRACTUAL RIGHTS.

     (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

     (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or agreement with or of the Company.

9.   SUCCESSORS.

     (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason and receive the compensation provided for in Section 5 hereof. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee, or, if there be no such designee, to the Executive's estate.

10.  NOTICE.

     For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     If to the Company:

     DSC Communications Corporation
     1000 Coit Road
     Plano, TX 75075
     Attention:  Secretary and General Counsel


     If to the Executive:

     _____________________
     c/o DSC Communications Corporation
     1000 Coit Road
     Plano, TX 75075

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11.  MISCELLANEOUS.

     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of law.

12.  CONFLICT IN BENEFITS.

     Except as otherwise provided in Sections 4 and 6 of this Agreement, this Agreement is not intended to and shall not affect, limit or terminate any other agreement or arrangement between the Executive and the Company presently in effect or hereafter entered into.

13.  VALIDITY.

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14.  LEGAL FEES AND EXPENSES.

     The Company shall pay all legal fees and expenses which the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement.

15.  EFFECTIVE DATE.

     This Agreement shall become effective upon execution.

16.  COUNTERPARTS.

     This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17.  NO GUARANTEE OF EMPLOYMENT.

     Neither this Agreement or any action taken hereunder shall be construed as giving the Executive the right to be retained in employment with the Company, nor shall it interfere with either the Company's right to terminate the employment of the Executive at any time or the Executive's right to terminate his employment at any time.

18.  NO ASSIGNMENT BY PARTICIPANT.

     The Executive's rights and interest under this Agreement shall not be assignable (in law or in equity) or subject to any manner of alienation, sale, transfer, claims or creditors, pledge, attachment, garnishment, levy, execution or encumbrances of any kind, and any attempt by the Executive or other person to do so shall be void.

19.  WAIVER.

     The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement. Any waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision, and any waiver of default in any provision of this Agreement shall not be deemed to be a waiver of any later default thereof or of any other provision.

20.  WITHHOLDING.

     All amounts paid pursuant to this Agreement shall be subject to withholding for taxes (federal, state, or local or otherwise) to the extent required by applicable law.

21.  HEADINGS.

     The headings of this agreement have been inserted for convenience of reference only and are to be ignored in the construction of the provisions hereof.

22.  NUMBER AND GENDER.

     The use of the singular shall be interpreted to include the plural and plural the singular, as the context requires. The use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine or neuter as the context shall require.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                DSC COMMUNICATIONS CORPORATION


                                By:________________________________


                                EXECUTIVE:


                                ___________________________________